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                                                                     EXHIBIT 3.3

          I.    The undersigned agree to become a corporation by the name of


                            AFFINITY MINING COMPANY

          II. The principal place of business of the corporation shall be located at 1302 South Eisenhower Drive, in the City of Beckley, P.O. Box 1065, in the County of Raleigh, and State of West Virginia, (25801), and its chief works shall be located in said Raleigh County, State of West Virginia, and elsewhere in the State of West Virginia. The Corporation may transact business and have an office or offices at any other place or places as may be provided by its By-Laws.

          III. The objects and purposes for which the corporation is formed are as follows:

          To mine, sell, purchase, deal in, export, or import coal, coke and wood and other similar combustible material, and to purchase, lease and sell coal lands, coal rights, coal and timber lands and to manufacture, buy, sell and deal in or deal with coal and coke and all products and by-products of any such lands, rights and materials.

          To purchase or otherwise acquire, and to hold, own, maintain, work and develop, and to sell, lease, convey, mortgage or otherwise dispose of, within or without the State of West Virginia, and in any part of the world, lands and leaseholds and any interest, estate and rights in real property, and in personal or mixed property, or any franchises, rights, licenses of
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privileges necessary, convenient or appropriate for any of the purposes herein expressed.

          To acquire, own, lease, mortgage, occupy, sell, use or develop any lands containing coal, iron manganese, or other ores or oil and gas and any woodlands or other lands, for any purpose of the company, and to mine, or otherwise to extract or remove, coal, oil, gas, ores or other minerals, and to take or remove such minerals from any lands owned, acquired, leased or occupied by the corporation or from any other lands, and to buy and sell, import and export, or otherwise to deal or to traffic in or to use or consume coal, coke, oil, gas, wood, lumber and other materials or ores and any part of the products thereof, and any articles consisting, or partly consisting thereof.

          To manufacture or otherwise produce, import, export, buy, sell, and in every way deal with and in, either as principal or agent or otherwise, goods, wares and merchandise and personal property of every kind and description.

          To purchase, lease, erect, or otherwise acquire, exchange, sell, let or otherwise dispose of, own, maintain, develop and improve any and all property, real or personal, mines, coke ovens, plants, oil and gas wells, depots, factories, warehouses, stores, buildings or otherwise useful in connection with the business of the corporation.

          To apply for, obtain, purchase or otherwise acquire any and all patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trade-marks, trade names, labels, designs, and brands relating to or useful in

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connection with any business of the corporation; and to use, exercise, develop, grant licenses in respect of, sell, traffic in and exchange the same.

          To subscribe to, purchase, acquire, hold, own, invest in, assign, pledge or otherwise dispose of or deal in the stocks, bonds and other securities and obligations of any other corporation, domestic or foreign, and issue in exchange therefor its stock, bonds, or other obligations, and while the owner of any such stock, bonds or other obligations, to possess and exercise in respect thereof all the rights, powers and privileges of individual owners thereof, including any and all voting powers.

          To acquire the good will, rights and property, and to undertake the whole or any part of the assets and liabilities, of any person, firm, association or corporation and to pay for the same in cash, stock or bonds of this corporation or otherwise, and to issue its stock or bonds in whole or fractional shares thereof in payment of real and personal property for its use and for its other corporate purposes and business upon such terms and conditions as may be agreed upon by the owners and the directors or stockholders of this corporation.

          To borrow money for the purposes of the corporation and to issue bonds, notes, debentures and other obligations and to secure the same by pledge or mortgage of the whole or any part of the property of the corporation, either real or personal, or to issue bonds, notes, debentures or other obligations without any such security, and to sell or pledge such bonds, notes or other

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obligations; and to confer upon the holder of any bonds, notes, debentures and other obligations of the corporation, secured or unsecured, the right to convert the same into stock of the corporation.

          To conduct its business so far as permitted by law, in the State of West Virginia and in other states of the United States of America and in the territories and the District of Columbia, and in any and all dependencies or possessions of the United States and in foreign countries.

          The foregoing clauses in this Article shall be construed as stating both purposes and powers. It is the intention that the purposes and powers specified in said clauses shall be in no wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Article in this certificate, but that the purposes and powers specified in each of the clauses of this Article shall be regarded as independent and cumulative purposes and powers.

          IV. The amount of the total authorized capital stock of said corporation shall be Five Thousand (5,000) shares of common stock of a par value of One Dollar ($1.00) per share.

          The amount of capital with which the corporation will commence business in One Thousand Dollars ($1,000.00).

          V. Ownership of any class of shares of stock of the corporation shall not entitle the holders thereof to any preemptive rights to subscribe for or purchase or to have offered to them for subscription or purchase any new or additional share or shares of stock of any class, or any options, bonds,

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debentures, warrants, certificates of indebtedness or other securities convertible into or representing, the right to purchase shares of any class of stock, either of that authorized in the Certificate of Incorporation or thereafter authorized or any shares or securities convertible into shares however acquired, issued or sold by the corporation, it being the purpose and intent that the Board of Directors shall have full right, power and authority to offer for subscription or sale or to make any disposal of any or all unissued shares of any class of stock of the corporation or any or all shares issued and thereafter acquired by the corporation or any and all options, bonds, debentures, warrants, certificates of indebtedness or other securities of the corporation convertible into stock whether unissued or issued and reacquired by the corporation as the Board of Directors in its discretion may deem advisable.

          VI. At all elections of Directors each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for the provisions of this Article VI) such stockholder would be entitled to cast for the election of Directors with respect to such shares multiplied by the number of Directors to be elected, and such stockholder may cast all of his votes for a single director or may distribute them upon the number to be voted for, or any two or more of them, as he may see fit.

          VII.   This corporation shall have perpetual existence.

          VIII. The number of directors, who need not be stockholders or residents of the State of West Virginia, shall be

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not less than three (3) nor more than twenty (20), as determined in the By-Laws of this corporation.

          IX. The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

                                                                 Number of
     Names                   P. O. Addresses                       Shares
     -----                   ---------------                     ---------

R. H. Freeman             Washington Plaza Apartments                 1
                          1420 Centre Avenue
                          Pittsburgh, Pennsylvania

C. A. Stefl               4750 South Emblem Drive                     1
                          Pittsburgh, Pennsylvania

D. B. Shupe               2701 West Munroe Street                     1
                          Bethel Park, Pennsylvania

          X. The following provisions are inserted for the regulation and conduct of the affairs of the corporation and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

          (a) Meetings of the stockholders and directors of the corporation for all purposes may be held at its office or elsewhere in the State of WestVirginia, and meetings of the directors and stockholders may be held outside of the State of West Virginia at such place or places as may from time to time be designated in the By-Laws, or by resolution of the Board of Directors.

          (b) All corporate powers except those which by law expressly require the consent of the stockholders shall be exercised by the Board of Directors.

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          (c)  The Board of Directors shall have power from time to time to fix and determine and vary the amount of the corporation's funds to be reserved for any proper purpose and to direct and determine the use and disposition of any surplus over and above its capital. In its discretion the Board of Directors may use and apply any such surplus in purchasing or acquiring bonds or other obligations of the corporation or shares of its own capital stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. If any shares of stock of the corporation shall have been purchased or otherwise acquired by the corporation, the Board of Directors may, without action by the stockholders, at any time or from time to time, restore all or part of said shares to the status of authorized but unissued shares; provided that nothing herein contained shall be deemed to limit the right of the Board of Directors to cause the corporation to hold any such shares as treasury stock and to sell or otherwise deal with such treasury stock as the Board of Directors shall deem expedient. Any shares restored to the status of authorized but unissued shares as hereinabove provided may be issued to the same extent and subject to the same conditions as if such shares had not been previously issued. Whenever shares are restored as hereinabove provided, any resulting surplus may be used for such lawful purposes as shall be determined by the Board of Directors.

          (d) Subject always to By-Laws made by the stockholders, the Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-

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Laws made by the Board of Directors may be altered or repealed by the stockholders.

          (e) The Board of Directors shall have power to the extent permitted by law to make distributions or pay dividends to its stockholders in cash or in property including, but not limited to, stocks, bonds or other securities of the corporation.

          (f) No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors of officers of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any persons, firms or corporations, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to or interested in such contract, act or transaction, or in any way connected with such persons, firms or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

          (g) Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or

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intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by this corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties, provided, however, that if any such amount is paid otherwise than pursuant to court order or action by the stockholders, the corporation shall within eighteen (18) months from the date of such payment mail to its stockholders at the time entitled to vote for the election of directors a statement specifying the person paid, the amount of the payment and the final disposition of the litigation. Except as otherwise provided by law, and in addition to any other rights provided by law, any such person shall be entitled, without demand by him upon the corporation, or any action by the corporation, to enforce the right of indemnification or reimbursement hereinabove provided in an action at law against the corporation. The right of indemnification or reimbursement hereinabove provided or under any applicable statutes shall not be deemed exclusive of any other right to which any such person may now or hereafter be otherwise entitled.

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          XI.  The following person prepared this agreement:

                              DaCosta Smith, Jr., Esq.
                              Weston, West Virginia

          WE, THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 10th day of July, 1970.



                                                  /s/  R. H. Freeman
                                                  -----------------------------
                                                       R. H. Freeman



                                                  /s/  C. A. Stefl
                                                  -----------------------------
                                                       C. A. Stefl



                                                  /s/  D. B. Shupe
                                                  -----------------------------
                                                       D. B. Shupe

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COMMONWEALTH OF PENNSYLVANIA)
                            )  SS:
COUNTY OF ALLEGHENY         )


          I, Mary Sipula, a Notary Public in and for the County and State aforesaid, hereby certify that

                  R. H. Freeman                 /s/ R. H. Freeman
                                                -----------------------------
                  C. A. Stefl                   /s/ C. A. Stefl
                                                -----------------------------
                  D. B. Shupe                   /s/ D. B. Shupe
                                                -----------------------------

whose names are signed to the foregoing agreement bearing date on the 10th day of July, 1970, this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

          Given under my hand and official seal this 24th day of July, 1970.



                                                /s/ Mary Sipula
                                                -----------------------------
                                                      Notary Public


          My commission expires on the 4th day of March, 1972.

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